UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 26, 2008

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2008, we entered into Amended and Restated Executive Agreements with our named executive officers and certain other senior officers. The agreements amend and restate the Executive Agreements entered into with those officers on August 29, 2006 to give effect to the first automatic renewal of the agreements, to include the terms of the First Amendment to the Executive Agreement dated November 28, 2007, and to provide for payment of an amount equal to the respective executive’s annual target bonus upon a change in control of PTC, all as directed by the Compensation Committee in connection with its annual review of the Executive Agreements. All other terms and conditions remain unchanged.

We entered into agreements with: C. Richard Harrison, President and Chief Executive Officer; Cornelius Moses, III, Chief Financial Officer; Barry Cohen, Executive Vice President, Strategic Services and Partners; Paul Cunningham, Executive Vice President, Worldwide Sales; James Heppelmann, Executive Vice President Software Solutions and Chief Product Officer; Anthony DiBona, Executive Vice President, Global Maintenance Support; and Aaron von Staats, Corporate Vice President and General Counsel.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Executive Agreement dated as of June 26, 2008 by and between C. Richard Harrison and PTC.
10.2	Form of Amended and Restated Executive Agreement entered into by and between PTC and each of Mr. Moses, Mr. Cohen, Mr. Cunningham, Mr. Heppelmann, Mr. DiBona, and Mr. von Staats.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: June 26, 2008	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
Corporate Vice President, General Counsel & Clerk

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